Rydex Code of Ethics (Revised                         Procedure Number: IC02.2.2
12-2006).doc
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                                                                  CODE OF ETHICS

              ------------------------------------------------------------------
               PROCEDURE CREATION DATE:  Adopted December 11, 1998 (by RDF,
                                         RSF, RVT, RGA, RFS, and RDI)
                                         Adopted on April 23, 2003 (by Rydex
                                         ETF Trust)

                                         Adopted by the Advisors, February 1,
                                         2005
                                         Adopted by the Board, February 11, 2005

              PROCEDURE REVIEWED AS OF:  September 2004
                                         January 2006
                                         December 2006

               PROCEDURE REVISED AS OF:  February 1, 2002
                                         January 30, 2003
                                         August 25, 2003
                                         February 1, 2005
                                         January 9, 2006
                                         December 29, 2006

                      REGULATORY RULES:  Rule 17j-1 of the Investment Company
                                         Act of 1940 and Rule 204A-1 under the
                                         Investment Advisers Act of 1940
              ------------------------------------------------------------------

BUSINESS UNIT:        Compliance Department

RESPONSIBILITY:       Compliance Administrator

MANAGER RESPONSIBLE:  Compliance Manager

COVERED ENTITIES:

      This Combined Code of Ethics adopted under Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") covers the following companies:

------------------------------------------------------------------------------------------------------------
          TRUSTS                                 ADVISORS                          SERVICE PROVIDERS
------------------------------------------------------------------------------------------------------------
o     Rydex Dynamic Funds           o     PADCO Advisors, Inc.             o     Rydex Fund Services, Inc.
------------------------------------------------------------------------------------------------------------
o     Rydex Series Funds            o     PADCO Advisors II, Inc.          o     Rydex Distributors, Inc.
------------------------------------------------------------------------------------------------------------
o     Rydex Variable Trust          o     Rydex Capital Partners I, LLC
------------------------------------------------------------------------------------------------------------
o     Rydex ETF Trust               o     Rydex Capital Partners II, LLC
------------------------------------------------------------------------------------------------------------

PROCEDURE:

      Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, and Rydex ETF Trust (each a "Trust" and jointly the "Trusts"), and PADCO Advisors, Inc., PADCO Advisors II, Inc., Rydex Capital Partners I, LLC, Rydex Capital Partners II, LLC, Rydex Fund Services, Inc. and Rydex Distributors, Inc. (each a "Company," jointly the "Companies," and together with the Trusts, "Rydex") are confident that their officers, trustees, directors and employees act with integrity and good faith. Rydex recognizes, however, that personal interests may conflict with a Trust's or Company's interests where trustees, directors, officers or employees:

            o     Know about present or future portfolio transactions or

            o     Have the power to influence portfolio transactions; and

            o     Engage in personal transactions in securities.

      In an effort to prevent these conflicts from arising and in accordance with Rule 17j-1(c)(1) under the 1940 Act and Rule 204A-1 under the Advisers Act, Rydex has adopted this Code of Ethics and all amendments thereto (together, the "Code") to prohibit transactions that create, may create, or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. Each trustee, director, officer and employee of Rydex should carefully read and review this Code.

1.    About Rydex

1.1. Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, and Rydex ETF Trust are separately registered open-end management investment companies. Each Trust may consist of multiple investment portfolios (each a "Fund"


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and together,  the "Rydex Funds"). The Rydex Funds may be grouped primarily into four broad categories: (1) Benchmark Funds, (2) Sector Funds, (3) Strategic Funds, and (4) Exchange-Traded Funds. In addition, there is a Money Market Fund.

1.2. PADCO Advisors, Inc., PADCO Advisors II, Inc., Rydex Capital Partners I, LLC, and Rydex Capital Partners II, LLC (the "Advisors") are each investment advisers. PADCO Advisors, Inc. is the investment adviser for Rydex Dynamic Funds and Rydex Series Funds and PADCO Advisors II, Inc. is the investment adviser for Rydex Variable Trust and Rydex ETF Trust. Rydex Capital Partners I, LLC is does not currently have any advisory clients and Rydex Capital Partners II, LLC is the investment adviser for Rydex Capital Partners Equity Market Neutral Fund, LP, a private equity fund.

1.3. Rydex Distributors, Inc. serves as the distributor to the Rydex Funds.

1.4. Rydex Fund Services, Inc. provides general administrative services and serves as the transfer agent to the Rydex Dynamic Funds, Rydex Series Funds and Rydex Variable Trust.

2. About this Code of Ethics

2.1. Transaction-Related and Reporting Provisions

      This  Code  sets  forth  specific   prohibitions  relating  to  SECURITIES
transactions and also sets out certain reporting requirements. They cover the persons identified below:

            o     All Company officers and directors;

            o Employees who have access to nonpublic information regarding any clients' purchase or sale of securities or the portfolio holdings of any reportable fund, e.g., portfolio management and fund accounting personnel, are involved in making securities recommendations to clients, or have access to such recommendations that are nonpublic;

            o     All Trustees of the Trusts,  both INTERESTED and  INDEPENDENT;
                  and

            o Natural persons in a CONTROL relationship with a Company who obtain information concerning recommendations made to a Fund about the PURCHASE OR SALE of a SECURITY and are not specifically covered by any other section of the Code.

      For the prohibitions and reporting requirements that apply to you, please refer to Parts A-D, as indicated below. (Definitions of UNDERLINED terms are included in Appendix A.)

      o     Independent Trustees of the Trusts                            Part A

      o     Interested Trustees of the Trusts                             Part B

      o     ACCESS PERSONS                                                Part C

      o     Natural CONTROL Persons                                       Part D

2.2. Other Provisions

      The remainder of this Code sets forth general principles,  required course
of  conduct,   reporting  obligations,   and  Rydex's  review,  enforcement  and
recordkeeping responsibilities as well as other miscellaneous information.

3. Statement of General Principles

      In recognition of the trust and confidence placed in Rydex by shareholders of the Trusts, and because Rydex believes that their operations should benefit shareholders, Rydex has adopted the following universally applicable principles.

            1.    Shareholders'   interests  are   paramount.   You  must  place
                  shareholder interests before your own.

            2. You must accomplish all personal SECURITIES transactions in a manner that avoids an actual conflict or even the appearance of a conflict of your personal interests with those of a Trust and its shareholders.

            3. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with Rydex, or that bring into question your independence or judgment.

            4. You must comply with all applicable federal securities laws, including the prohibitions against the misuse of material nonpublic information, in conducting yourself and the operations of Rydex.

      This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield investment company personnel from liability for personal trading or other conduct that violates a fiduciary duty to Fund shareholders.

4. Required Course of Conduct

4.1. Prohibition Against Fraud, Deceit and Manipulation

      You cannot, in connection with the PURCHASE OR SALE, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by any Fund:


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            a.    employ any device, scheme or artifice to defraud the Fund;

            b. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            c. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

            d.    engage in any manipulative practice with respect to the Fund.

      Two of the most common risks associated with personal SECURITIES transactions are front-running and trading opposite a fund. For example, front-running would include the purchase of a SECURITY any time within seven days ahead of when a fund purchases the same SECURITY or the sale of a SECURITY any time within seven days ahead of when a fund sells the same SECURITY. An example of trading opposite a fund would include the sale of a SECURITY any time within seven days after a fund purchases the same SECURITY or the purchase of a security any time within seven days after a fund sells the same SECURITY.

4.2. Limits on Accepting or Receiving Gifts

      Access Persons cannot accept or receive any gift of more than $100 value from any person or entity that does business with or on behalf of Rydex. This provision does not include:

            o occasional meals, tickets to a sporting event or the theater, or normal business entertainment; and

            o any payment or reimbursement for professional training or educational meetings.

4.3 Limits on Service as a Director

      Access Persons shall not serve on the boards of directors of publicly traded companies without prior approval from the Chief Compliance Officer.

5. Confidentiality - All personal SECURITIES transactions reports and any other information filed with Rydex under this Code will be treated as confidential, provided that such reports and related information may be produced to the Securities and Exchange Commission (the "SEC") and other regulatory agencies.

6. Interpretation of Provisions - The Board of Trustees of the Trusts may from time to time adopt such interpretations of this Code as it deems appropriate.

7. Acknowledgment of Receipt and Annual Certification - Each interested trustee, director, officer, employee and affiliated agent of Rydex will receive a copy of the Code and any subsequent amendments to the Code, and each such person must acknowledge receipt of the Code in writing. In addition, each such person is required to certify annually that he/she (i) has read and understands the Code,
(ii) is aware that he/she is subject to the provisions of this Code, (iii) has complied with the Code at all times during the previous calendar year, and (iv) has, during the previous calendar year, reported all holdings and transactions that he/she is required to report pursuant to the Code. The acknowledgement of receipt and certification may be made electronically via the rydex.starcompliance.com web site.

EXCEPTION HANDLING:

      The Compliance Officer, in his or her discretion, may exempt any person from any specific provision of the Code, if the Compliance Officer determines that there is good cause for granting such an exemption, such as financial hardship due to unforeseen circumstances, and granting the exemption does not detrimentally affect the shareholders of the Rydex Funds. In order to request an exemption from a provision of the Code, an access person must submit a written request for the exemption to the Compliance Officer. If the exemption request relates to the access person's beneficial interest in securities, the request should identify the securities, any account where they are held, and the person or firm responsible for managing the securities. The request should also describe the nature of the access person's interest in the securities and the basis on which the exemption is requested, i.e., the nature of the hardship. The Compliance Officer will prepare a report documenting the nature of any exemption granted, the persons involved and the reasons for granting such exemption.

REPORTING REQUIREMENTS:

1. Individual Reporting Obligations - See Parts A, B, C or D as appropriate, for your specific reporting obligations.

1.1. Obligation to Report Violations of the Code - In addition to the individual reporting requirements referenced above, any violation of the Code must be promptly reported to the Compliance Officer.


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2. Annual  Written  Report to the Board - At least once a year,  the  Compliance
Officer, on behalf of Rydex, will provide the Board of Trustees of each Trust a written report that includes:

2.1. Issues Arising Under the Code - The Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanctions.

2.2. Certification - The Report will certify to the Boards of Trustees that each Company has adopted measures reasonably necessary to prevent its personnel from violating the Code currently and in the future.

3. Periodic Review and Reporting - The Compliance Officer (or his or her designee) will report to the Boards of Trustees at least annually as to the operation of this Code and will address in any such report the need (if any) for further changes or modifications to this Code.


TESTING AND REVIEW:

      Each Trust and Company shall appoint the Compliance Officer.

1. Duties of the Compliance Officer and COMPLIANCE ADMINISTRATOR

1.1. The COMPLIANCE ADMINISTRATOR will, on a quarterly basis, review electronic reports generated by StarCompliance that compare all reported personal SECURITIES transactions with the Trusts' completed portfolio transactions and a list of securities being considered for purchase or sale by the Advisors to determine whether a Code violation may have occurred. The Compliance Officer may request additional information or take any other appropriate measure that the Compliance Officer decides is necessary to aid in this determination. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

1.2. If the COMPLIANCE ADMINISTRATOR determines that a Code violation may have occurred, the COMPLIANCE ADMINISTRATOR must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the Compliance Officer to make a determination.

1.3. No person is required to participate in a determination of whether he or she has committed a Code violation or of the imposition of any sanction against himself or herself. If a securities transaction of the President is under consideration, a Vice President will act for the President for purposes of this Section.

2. SANCTIONS - If the Compliance Officer finds that the person violated the Code, the Compliance Officer will impose upon the person sanctions that the Compliance Officer deems appropriate and will report the violation and the sanction imposed to the Board of Trustees of the Rydex Funds at the next regularly scheduled board meeting unless, in the sole discretion of the Trusts' Compliance Officer, circumstances warrant an earlier report. All violations will be addressed with a letter of censure. Sanctions for multiple, consecutive, or egregious violations may include but are not limited to disgorgement of profits, suspension of trading privileges, or suspension or termination of employment of the violator.

RECORDKEEPING:

      The Companies will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act and will be available for examination by representatives of the SEC.

            o A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

            o A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place;

            o A copy of each report made by a person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

            o A copy of each duplicate brokerage confirmation and each periodic statement provided under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            o A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

            o A copy of each annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

            o A copy of all Acknowledgements of Receipt and Annual Certifications as required by this Code for each person who is currently, or within the past five years was required to provide such Acknowledgement of Receipt or Annual Certification; and

            o The Companies will maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of SECURITIES in a PRIVATE PLACEMENT, for at least five years after the end of the fiscal year in which the approval is granted.


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DISCLOSURE:

      The Code of Ethics will be disclosed in accordance with the requirements of applicable federal law and all rules and regulations thereunder, including Forms ADV and N1-A.

REVISIONS:

      These procedures shall remain in effect until amended, modified or terminated. The Boards of Trustees must approve any material amendments to the Code within six months of the amendment.


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PART A            PROCEDURES FOR INDEPENDENT TRUSTEES

GENERAL OBLIGATIONS.

1. Required Transaction Reports

1.1. On a quarterly basis you must report any SECURITIES transactions, as well as any SECURITIES accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

1.2. If you had no reportable transactions or did not open any SECURITIES accounts during the quarter, you are not required to submit a report.

1.3. Reports of individual SECURITIES transactions are required only if you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the 15-calendar day period immediately preceding or following the date of your transaction, the same SECURITY was PURCHASED OR SOLD, or was BEING CONSIDERED FOR PURCHASE OR SALE, by a Fund.

      NOTE: The "should have known" standard does not:

            o     imply a duty of inquiry;

            o     presume  you  should  have   deduced  or   extrapolated   from
                  discussions or memoranda dealing with the Fund's investment strategies; or

            o     impute  knowledge  from your  prior  knowledge  of the  Fund's
                  portfolio  holdings,  market  considerations,   or  investment
                  policies, objectives and restrictions.

2. What Securities Are Covered Under Your Quarterly Reporting Obligation?

      If the transaction is reportable because it came within paragraph (1), above, you must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must also contain any account you established in which any SECURITIES were held during the quarter. You are not required to detail or list PURCHASES OR SALES effected for any account over which you have no direct or indirect influence or CONTROL.

      You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.


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PART B            INTERESTED TRUSTEES

GENERAL OBLIGATIONS.

1.    Providing a List of Securities

      You must provide the Compliance Officer with a complete listing of all securities you BENEFICIALLY OWN as of December 31 of the previous year. Each following year, you must submit a revised list to the Compliance Officer showing the SECURITIES you BENEFICIALLY OWN as of December 31. You must submit the initial listing within 10 calendar days of the date you first become a Trustee, and each update no later than 30 calendar days after the start of the year. The initial listing should be a complete listing of all securities you BENEFICIALLY OWN as of a date no more than 45 days prior to the date you become an ACCESS PERSON. The Initial Holdings Report and Annual Holdings Report, as applicable, will be delivered electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

      You are not required to provide this list of securities if you are not currently affiliated with or employed by a Trust's investment adviser(s) or distributor.

2.    Required Transaction Reports

      On a quarterly basis you must report any SECURITIES transactions, as well as any SECURITIES accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

      If you had no reportable transactions or did not open any SECURITIES accounts during the quarter, you are still required to submit a report. Please sign in the space provided and submit the report with no transactions listed.

3.    What Securities Are Covered Under Your Quarterly Reporting Obligation?

      You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must also contain any account you established in which any SECURITIES were held during the quarter. You are not required to detail or list PURCHASES OR SALES effected for any account over which you have no direct or indirect influence or CONTROL.

      You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

4.    Pre-Approval of Private Placements and Ban on IPOs

      You shall not acquire BENEFICIAL OWNERSHIP of any SECURITIES offered in connection with an IPO and you must obtain approval from the Compliance Officer before acquiring BENEFICIAL OWNERSHIP of any SECURITIES offered in connection with a PRIVATE PLACEMENT.


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PART C            ACCESS PERSONS

GENERAL OBLIGATIONS

1.    Thirty-Day Prohibition on Selling Securities

      You cannot purchase and sell, or sell and purchase, the same SECURITY within 30 calendar days. Transactions of Reportable Funds are exempt from this prohibition.

2.    Providing a List of Securities

      You must provide the Compliance Officer with a complete listing of all securities you BENEFICIALLY OWN as of December 31 of the previous year. Each following year, you must submit a revised list to the Compliance Officer showing the SECURITIES you BENEFICIALLY OWN as of December 31. You must submit the initial listing within 10 calendar days of the date you first become an ACCESS PERSON, and each update no later than 30 calendar days after the start of the year. The initial listing should be a complete listing of all securities you BENEFICIALLY OWN as of a date no more than 45 days prior to the date you become an ACCESS PERSON. The Initial Holdings Report and Annual Holdings Report, as applicable, will be delivered electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

      You are not required to provide this list of securities if you are not currently affiliated with or employed by a Trust's investment adviser(s) or distributor.

3.    Duplicate Brokerage Confirmation and Statements

      You must direct your brokers to provide the Compliance Officer with duplicate copies of confirmations of all securities transactions in which you will acquire BENEFICIAL OWNERSHIP of a security and copies of periodic statements for all personal securities accounts.

4.    Pre-Clearance Requirement

      You must submit a report detailing every proposed SECURITIES transaction in which you will acquire a BENEFICIAL OWNERSHIP interest to the Compliance Officer and obtain pre-clearance for each securities transaction prior to engaging in the transaction. The report shall include the name of the security, date of the proposed transaction, quantity, price, and broker-dealer through which the transaction is to be effected. The pre-clearance requirement shall not apply to transactions in Reportable Funds.

      Pre-cleared transactions are valid until 4:00 p.m. the next business day after the day on which such transaction was pre-cleared as noted on the pre-clearance request form, unless otherwise specified by the Compliance Officer. Any transaction, or portion thereof, not so completed will require a new pre-clearance. If the transaction is not executed within the specified time, the access person must obtain written approval for the transaction again. The Companies reserve the right to cancel previously pre-cleared trades if an actual conflict arises or in certain other limited circumstances, and access persons may be obliged to sell previously pre-cleared positions. The Companies will not be responsible for any losses as a result of such cancellation and all profits received by the access person from such sale will be disgorged and donated to charity.

5. What Securities and Transactions May Be Excluded from the Pre-Clearance Requirement?

You   are not required to pre-clear the following transactions:

            a. PURCHASES OR SALES effected for any account over which you have no direct or indirect influence or CONTROL.

            b. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, automatic investment plans, or other similar type of plan. Any transaction that overrides the pre-set schedule or allocations of the automatic investment plan must be pre-cleared. These transactions are required to be reported in quarterly transaction reports (discussed in section 6 below).

            c. Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights so acquired. These transactions must be reported in quarterly transaction reports (discussed in section 6 below).

            d. PURCHASES OR SALES of direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and


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                  registered  open-end  mutual funds,  and shares issued by Unit
                  Investment Trusts that are invested exclusively in one or more unaffiliated open-end funds.

            e. PURCHASES OR SALES which are non-volitional on your part, including PURCHASES OR SALES upon exercise of puts or calls written by you and sales from a margin account to a bona fide margin call. These transactions must be reported in quarterly transaction reports (discussed in section 6 below).

            The above transactions are also not subject to the prohibition of selling securities (discussed in section 1 above) or the seven-day blackout period on personal securities transactions (discussed in section 8 below).

5.1. Pre-Approval of Private Placements and Ban on IPOs

      You shall not acquire BENEFICIAL OWNERSHIP of any SECURITIES offered in connection with an IPO and you must obtain approval from the Compliance Officer before acquiring BENEFICIAL OWNERSHIP of any SECURITIES offered in connection with a PRIVATE PLACEMENT.

6. Required Transaction Reports

      On a quarterly basis you must report transactions in SECURITIES, as well as any SECURITIES accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

      If you had no reportable transactions or did not open any SECURITIES accounts during the quarter, you are still required to submit a report. Please sign in the space provided and submit the report with no transactions listed.

7. What Securities Are Covered Under Your Quarterly Reporting Obligation?

      You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must contain any account you established in which any SECURITIES were held during the quarter. You are not required to detail or list PURCHASES OR SALES effected for any account over which you have no direct or indirect influence or CONTROL.

      You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

8. Seven-Day Blackout Period on Personal Securities Transactions

      You cannot PURCHASE OR SELL, directly or indirectly, any SECURITY in which you had (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP, at any time within seven calendar days before or after the time that the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by any Rydex Fund. This provision will only apply if you obtain specific information regarding the PURCHASE OR SALE of a SECURITY by a Rydex Fund.

8.1.  Exception to Blackout Period

      The seven-day blackout period does not apply to the PURCHASE OR SALE of any SECURITY (i) of a company with a market capitalization in excess of $500 million, (ii) included in either the S&P 500 Composite Index or the NASDAQ 100 Index, and (iii) made in dollar amounts less than $25,000.


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PART D            NATURAL CONTROL PERSONS

GENERAL OBLIGATIONS.

1. Providing a List of Securities

      You must provide the Compliance Officer with a complete listing of all SECURITIES you BENEFICIALLY OWN as of December 31 of the previous year. Each following year, you must submit a revised list to the Compliance Officer showing the SECURITIES you BENEFICIALLY OWN as of December 31. You must submit the initial listing within 10 calendar days of the date you first become a natural
CONTROL person, and each update no later than 30 calendar days after the start of the year. The initial listing should be a complete listing of all securities you BENEFICIALLY OWN as of a date no more than 45 days prior to the date you become an ACCESS PERSON. The Initial Holdings Report and Annual Holdings Report, as applicable, will be delivered electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

      You are not required to provide this list of securities if you are not currently affiliated with or employed by the Trusts' investment adviser(s) or distributor.

2. Required Transaction Reports

      On a quarterly basis you must report any SECURITIES transactions, as well as any SECURITIES accounts established. You must submit your report to the Compliance Officer no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Quarterly Personal Securities Transactions Reports will be made electronically, via the rydex.starcompliance.com web site. You will receive notification via email when the Quarterly Transaction Report is due, including instructions on how to access the information and complete the report.

      If you had no reportable transactions or did not open any SECURITIES accounts during the quarter, you are still required to submit a report. Please sign in the space provided and submit the report with no transactions listed.

3. What Securities Are Covered Under Your Quarterly Obligation?

      You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must also include any account you established in which SECURITIES were held during the quarter. You are not required to detail or list PURCHASES OR SALES effected for any account over which you have no direct or indirect influence or CONTROL.

      You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

4. Pre-Approval of Private Placements and Ban on IPOs

      You shall not acquire BENEFICIAL OWNERSHIP of any SECURITIES offered in connection with an IPO and you must obtain approval from the Compliance Officer before acquiring BENEFICIAL OWNERSHIP of any SECURITIES offered in connection with a PRIVATE PLACEMENT.


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APPENDIX A        DEFINITIONS

ACCESS PERSON includes: (a) any trustee, director or officer of any Rydex Trust, Advisor or Rydex Distributors, Inc. and (b) any supervised person who has access to nonpublic information regarding any clients' purchase or sale of securities or the portfolio holdings of any reportable fund, e.g. portfolio management and fund accounting personnel, is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

BENEFICIAL OWNERSHIP means the same as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the beneficial owner of any SECURITY in which you have a direct or indirect pecuniary interest, which is the opportunity to profit directly or indirectly or share in any profit derived from a transaction securities. In addition, you should consider yourself the beneficial owner of SECURITIES held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as that under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting SECURITIES is presumed to give the holder of such SECURITIES control over the company. This presumption may be countered by the facts and circumstances of a given situation.

INDEPENDENT TRUSTEE means a trustee of a Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of January 9, 2006, the Trusts' INDEPENDENT TRUSTEES are:

         Corey A. Colehour
         J. Kenneth Dalton
         Roger Somers
         John O. Demaret
         Patrick T. McCarville
         Werner E. Keller
         Thomas F. Lydon Jr.

INITIAL PUBLIC OFFERING ("IPO") means an offering of SECURITIES registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

INTERESTED TRUSTEE means a trustee of a Trust who is an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of January 9, 2006, the Trusts' only INTERESTED trustees are:

         Carl G. Verboncoeur
         Michael P. Byrum

PRIVATE PLACEMENT means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Securities Act of 1933.

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

REPORTABLE FUND means any fund for which an Advisor serves as investment adviser, any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you, or any closed-end fund or exchange-traded fund regardless of affiliation. For purposes of this Code definition, control has the same meaning as it does above.

SECURITY means the same as that set forth in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end mutual funds other than REPORTABLE FUNDS, and high quality short-term debt instruments, including repurchase agreements. A high quality short-term debt instrument is an instrument that has a maturity AT ISSUANCE of less than 366 days and that is rated in one of the two highest rating categories by a NRSRO. A SECURITY does not include index futures or other commodities. For purposes of this Code, a security does include futures, options, options on futures, and other types of derivatives. A SECURITY also does not include shares issued by UITs that are invested exclusively in one or more unaffiliated open-end funds, none of which are REPORTABLE FUNDS.

A SECURITY HELD OR TO BE ACQUIRED by a Trust (or any Fund) means any SECURITY which, within the most recent 15 days, (i) is or has been held by a Trust (or any Fund) or (ii) is being or has been considered by a Trust's Advisor or sub-adviser


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for purchase by the Trust (or any Fund), and any option to purchase or sell, and any SECURITY convertible into or exchangeable for any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by a Trust from the time a PURCHASE OR SALE program has been communicated to the person who places buy and sell orders for the Trust until the program has been fully completed or terminated.

COMPLIANCE OFFICER means the chief compliance officer of Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, and the Rydex ETF Trust pursuant to Rule 38a-1 under the 1940 Act and the chief compliance officer of PADCO Advisors, Inc., PADCO Advisors II, Inc., Rydex Capital Partners I, LLC, and Rydex Capital Partners II, LLC pursuant to Rule 206(4)-7 under the Advisers Act, or any person designated by such chief compliance officer to act in the chief compliance officer's absence. As of January 9, 2006, the Compliance Officer is:

         Joanna M. Haigney

COMPLIANCE ADMINISTRATOR means a compliance personnel employee designated by the Compliance Officer.